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                                                                    EXHIBIT 11.1

                       CALCULATION OF EARNINGS PER SHARE
          FOR THE THREE MONTHS ENDED MARCH 29, 1997 AND MARCH 30, 1996

-----------------------------------------------------------------------------------------------------------------
                                                               THREE MONTHS             THREE MONTHS
                                                                   ENDED                    ENDED
                                                              MARCH 29, 1997           MARCH 30, 1996
-----------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . . . .      $ 1,179,293                $   957,301
                                                              ===========                ===========

Common and common equivalent shares:
      Weighted average number of
      common shares outstanding
      during the period . . . . . . . . . . . . . . . . .       5,631,878                  5,443,830

      Common shares issuable upon exercise
          of outstanding stock options
               Primary . . . . . . . . . . . . . . . . .          343,797                    413,736
               Fully diluted . . . . . . . . . . . . . .          343,797                    422,306

      Common and common equivalent shares
          outstanding during the period
               Primary . . . . . . . . . . . . . . . . .        5,975,675                  5,857,566
                                                              ===========                ===========
               Fully diluted . . . . . . . . . . . . . .        5,975,675                  5,866,136
                                                              ===========                ===========

Earnings per share data
      Net income per common and common
          equivalent shares
               Primary . . . . . . . . . . . . . . . . .         $   0.20                   $   0.16
               Fully diluted . . . . . . . . . . . . . .         $   0.20                   $   0.16
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